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                                                           Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 13, 2001, which includes an explanatory paragraph that describes an accounting change discussed on Note II to the consolidated financial statements, covering the audited consolidated financial statements of Acrodyne Communications, Inc. and subsidiary as of and for the year ended December 31, 2000 included in this Form 10-K/A into Sinclair Broadcast Group, Inc.'s previously filed Registration Statements (File No. 000-26076, File No. 333-58135, File No. 333-12257, File No. 333-12255, File
No. 333-43047, File No. 333-31569, File No. 333-31571 and File No. 333-26427).


/s/ Arthur Andersen LLP



Philadelphia, Pennsylvania
April 17, 2001